Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Voyager Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share (1)	(1)	(1)	(1)	(1)		(1)	(1)	-	-	-	-
Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share (1)	(1)	(1)	(1)	(1)		(1)	(1)	-	-	-	-
Fees to Be Paid	Debt	Debt Securities (1)	(1)	(1)	(1)	(1)		(1)	(1)	-	-	-	-
Fees to Be Paid	Other	Depositary Shares (1)(2)	(1)	(1)	(1)	(1)		(1)	(1)	-	-	-	-
Fees to Be Paid	Other	Subscription Rights (1)(3)	(1)	(1)	(1)	(1)		(1)	(1)	-	-	-	-
Fees to Be Paid	Other	Warrants (1)(4)	(1)	(1)	(1)	(1)		(1)	(1)	-	-	-	-
Fees to Be Paid	Other	Purchase Contracts (1)(5)	(1)	(1)	(1)	(1)		(1)	(1)	-	-	-	-
Fees to Be Paid	Other	Units (1)(6)	(1)	(1)	(1)	(1)		(1)	(1)	-	-	-	-
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$300,000,000	(1)	$110.20 per $1,000,000	$33,060.00	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-		-	-	-	-	-	-
	Total Offering Amounts					$300,000,000	(1)		$33,060.00
	Total Fees Previously Paid								-
	Total Fee Offsets(7)								$17,162.39
	Net Fee Due								$15,897.61

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Voyager Therapeutics, Inc.	S-3	333-234527	November 6, 2019	-	$17,162.39	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$300,000,000	(7)	-
Fee Offset Sources	Voyager Therapeutics, Inc.	S-3	333-234527(7)	N/A	November 6, 2019	-	-	-	-	-		$17,162.39

(1)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $300,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(3)	The subscription rights to purchase shares of common stock or preferred stock or other securities will be offered without additional consideration.
(4)	The warrants covered by this registration statement may be warrants for common stock, preferred stock, depositary shares or debt securities issued by the registrant. The registrant may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares, or debt securities, or any combination of those securities in the form of units.
(5)	The purchase contracts will be issued separately or as a part of units consisting of a purchase contract and either shares of common stock, shares of preferred stock, debt securities, debt obligations of third parties securing the holder’s obligations to purchase the securities under the share purchase contracts or the rights to purchase any securities under this registration statement.
(6)	Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities, depositary shares, subscription rights, warrants or purchase contracts, in any combination, which may or may not be separable from one another.
(7)	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due hereunder by $17,162.39, which represents the portion of the registration fee previously paid with respect to $300,000,000 of unsold securities previously registered on the registrant’s Registration Statement on Form S-3 (File No. 333-234527) filed with the Securities and Exchange Commission on November 6, 2019 and declared effective on December 2, 2019, or the Prior Registration Statement, that was paid on November 6, 2019, in connection with the filing of the Prior Registration Statement. All offerings under the Prior Registration Statement have been completed and no securities were sold thereunder.